SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A-1
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2001

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

1

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit 99.1

Item 5. Other Events.

     On December 21, 2001, Connetics Corporation entered into a License and Development Agreement with Pharmacia & Upjohn Company pursuant to which Connetics granted to Pharmacia exclusive global rights, excluding Japan, to Connetics’ proprietary foam drug-delivery technology for use with Pharmacia’s Rogaine® hair loss treatment. Under the terms of the license agreement, Pharmacia will pay Connetics an initial licensing fee, milestone payments and a royalty on product sales. Pharmacia will be responsible for most of the product development activities and costs. A copy of the press release announcing this transaction is included as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2002.

     A copy of the License and Development Agreement is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

99.1*	License and Development Agreement dated December 21, 2001

The symbol “[*]” is used to indicate that a portion of the exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:	/s/ Katrina J. Church

Katrina J. Church Executive Vice President, Legal Affairs and General Counsel

Date: March 18, 2002

EXHIBIT INDEX

Exhibit
Number	Description

99.1*	License and Development Agreement dated December 21, 2001

The symbol “[*]” is used to indicate that a portion of the exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.